UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2012

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

On August 10, 2012, Titan International, Inc. (Titan or the Company) announced a formal offer to Titan Europe Plc (Titan Europe) shareholders for one share of new Titan common stock for every 11 Titan Europe shares held.  Titan Europe is an international engineering group which designs and manufactures wheels, undercarriage components and assemblies for tracked and wheeled "off-road vehicles".

On October 5, 2012, Titan had received 87.2% acceptance of the offer including 21.8% of Titan Europe shares which it already owned.  The offer was declared wholly unconditional on the October 5 date and the offer remained open until October 19, 2012.  On October 19, 2012, the offer closed and Titan had received valid acceptances of the offer which together with the Titan Europe shares already owned represented a 97.1% ownership percentage.

On October 19, 2012, Titan issued 5,574,160 shares of Titan common stock to Titan Europe shareholders with a value of $107.6 million.   In addition, Titan paid approximately $0.5 million in cash for settlement of partial shares.  On October 26, 2012, Titan issued 448,878 shares of Titan common stock to Titan Europe shareholders with a value of $9.1 million.

The shares of Titan common stock are being issued to Titan Europe shareholders without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Rule 802 thereunder for exchange offers for a class of securities of a foreign private issuer where U.S. holders of foreign subject company hold no more than 10 percent of the securities that are the subject of the exchange offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	October 26, 2012	By:	/s/ Paul G. Reitz
Paul G. Reitz
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)